8. Proxy Voting Results (unaudited)
A special meeting of the Company's shareholders was held on November 14, 2000 . The results of votes taken among shareholders of the Company, and of each Portfolio, on proposals before them are reported below.

Proposal 1

To approve a new Investment Advisory Agreement between the Company, on behalf of the Portfolios, and Aetna.

                                               % of               % of
                                              Outstanding         Shares
                          # of Shares          Shares             Voted

PPI MFS Emerging Equities voted as follows:

Affirmative              11,388,880.597       58.809%             92.195%
Against                     354,181.587        1.829%              2.867%
Abstain                     610,020.847        3.150%              4.938%

Total                    12,353,083.031       63.788%            100.000%

PPI MFS Research Growth voted as follows:

Affirmative              27,723,293.574       69.663%             93.037%
Against                     576,341.893        1.449%              1.934%
Abstain                   1,498,428.452        3.765%              5.029%

Total                    29,798,063.919       74.877%            100.000%

PPI MFS Capital Opportunities voted as follows:

Affirmative               7,716,497.946       85.715%             94.484%
Against                     151,360.325        1.681%              1.853%
Abstain                     299,118.124        3.323%              3.663%

Total                     8,166,976.395       90.719%            100.000%

PPI Scudder International Growth voted as follows:

Affirmative              17,469,245.143       55.810%             92.711%
Against                     549,814.669        1.757%              2.918%
Abstain                     823,557.363        2.631%              4.371%

Total                    18,842,617.175       60.198%            100.000%

PPI T. Rowe Price Growth Equity voted as follows:

Affirmative               8,303,593.082       74.081%             94.477%
Against                     143,917.928        1.284%              1.638%
Abstain                     341,456.371        3.046%              3.885%

Total                     8,788,967.381       78.411%            100.000%


Proposal 2

To approve a new Subadvisory Agreement between MFS and Aetna.

                                               % of               % of
                                              Outstanding         Shares
                          # of Shares          Shares             Voted

PPI MFS Emerging Equities voted as follows:

Affirmative              11,293,773.406       58.318%             91.425%
Against                     372,511.576        1.924%              3.015%
Abstain                     686,798.049        3.546%              5.560%

Total                    12,353,083.031       63.788%            100.000%

PPI MFS Research Growth voted as follows:

Affirmative              27,616,865.825       69.396%             92.680%
Against                     563,960.709        1.417%              1.893%
Abstain                   1,617,237.385        4.064%              5.427%

Total                    29,798,063.919       74.877%            100.000%

PPI MFS Capital Opportunities voted as follows:

Affirmative               7,699,944.431       85.531%             94.281%
Against                     125,057.529        1.389%              1.532%
Abstain                     341,974.435        3.799%              4.187%

Total                     8,166,976.395       90.719%            100.000%



Proposal 3

To approve a new Subadvisory Agreement between Scudder and Aetna.

                                               % of               % of
                                              Outstanding         Shares
                          # of Shares          Shares             Voted

PPI Scudder International Growth voted as follows:

Affirmative              17,456,581.359       55.770%             92.644%
Against                     499,943.759        1.597%              2.653%
Abstain                     886,092.057        2.831%              4.703%

Total                    18,842,617.175       60.198%            100.000%


Proposal 4

To approve a new Subadvisory Agreement between T. Rowe and Aetna.

                                               % of               % of
                                              Outstanding         Shares
                          # of Shares          Shares             Voted

PPI T. Rowe Price Growth Equity voted as follows:

Affirmative              8,266,462.093        73.750%             94.055%
Against                    159,744.133         1.425%              1.818%
Abstain                    362,761.155         3.236%              4.127%

Total                    8,788,967.381        78.411%            100.000%


Proposal 5

To approve a "Manager-of-Managers" arrangement for each Portfolio of the Company

                                               % of               % of
                                              Outstanding         Shares
                          # of Shares          Shares             Voted

PPI MFS Emerging Equities voted as follows:

Affirmative              11,174,864.358       57.704%             90.462%
Against                     466,467.977        2.409%              3.776%
Abstain                     711,750.696        3.675%              5.762%

Total                    12,353,083.031       63.788%            100.000%

PPI MFS Research Growth voted as follows:

Affirmative              27,462,946.956       69.009%             92.164%
Against                     564,684.351        1.419%              1.895%
Abstain                   1,770,432.612        4.449%              5.941%

Total                    29,798,063.919       74.877%            100.000%

PPI MFS Capital Opportunities voted as follows:

Affirmative               7,610,159.044       84.533%             93.182%
Against                     214,454.074        2.383%              2.626%
Abstain                     342,363.277        3.803%              4.192%

Total                     8,166,976.395       90.719%            100.000%

PPI Scudder International Growth voted as follows:

Affirmative              16,982,575.089       54.255%             90.129%
Against                     812,056.714        2.595%              4.309%
Abstain                   1,047,985.372        3.348%              5.562%

Total                    18,842,617.175       60.198%            100.000%

PPI T. Rowe Price Growth Equity voted as follows:

Affirmative               8,131,231.513       72.543%             92.516%
Against                     265,641.631        2.370%              3.023%
Abstain                     392,094.237        3.498%              4.461%

Total                     8,788,967.381       78.411%            100.000%